Exhibit 10.15
EXECUTION COPY

AMENDMENT NUMBER TWO
to the
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of May 17, 2013
among
BARCLAYS BANK PLC,
SUTTON FUNDING LLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 24th day of July, 2013, by and among Barclays Bank PLC (a “Purchaser” and “Agent”), Sutton Funding LLC (a “Purchaser”) and Nationstar Mortgage LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of May 17, 2013 (as amended by Amendment Number One to the Master Repurchase Agreement, dated as of July 18, 2013, by and among Purchasers and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller and Purchasers.

WHEREAS, Purchasers, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of July 24, 2013 (the “Effective Date”), the Repurchase Agreement is hereby amended as follows:

(a)Section 2 of the Repurchase Agreement is hereby amended by adding the defined term “Custodian” as follows:

“Custodian” means The Bank of New York Mellon Trust Company, N.A., ReconTrust Company, N.A., or Deutsche Bank National Trust Company, as the case may be, and their successors and permitted assigns.
(b)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Barclays Custodial Agreement” in its entirety and replacing it with the following:

“Barclays Custodial Agreement” means each of the BNY Custodial Agreement and the DB Custodial Agreement.
(c)    Section 2 of the Repurchase Agreement is hereby amended by adding the following defined terms in alphabetical order:

“BNY Custodial Agreement” means that certain Custodial Agreement, dated as of March 25, 2011, among Seller, Barclays and The Bank of New York Mellon Trust Company, N.A., entered into in connection with this Agreement and the Mortgage Loan Participation Purchase and Sale Agreement, as the same may be amended, modified or supplemented from time to time.
“DB Custodial Agreement” means that certain Custodial Agreement, dated as of July 24, 2013, among Seller, Barclays and Deutsche Bank National Trust Company, entered into in connection with this Agreement and the Mortgage Loan Participation Purchase and Sale Agreement, as the same may be amended, modified or supplemented from time to time.
“Trust Receipt” shall have the meaning assigned thereto in the DB Custodial Agreement.
(d)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Request for Release of Documents” in its entirety and replacing it with the following:

“Request for Release of Documents” shall mean the Request for Release of Documents set forth as Exhibit 15 to the BNY Custodial Agreement or Sutton Custodial Agreement, or Annex 5 of the DB Custodial Agreement. as applicable.
(e)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Seller Mortgage Loan Schedule” in its entirety and replacing it with the following:

“Seller Mortgage Loan Schedule” means the list of Purchased Assets proposed to be purchased by Purchasers, in the form of Exhibit H hereto, that will be delivered in an excel spreadsheet format by Seller to Agent, Purchasers and Custodian together with each Transaction Notice and attached by the Custodian to the related Certified Mortgage Loan Trust Receipt or related Trust Receipt, as applicable.
(f)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Certified Mortgage Loan Trust Receipt” in its entirety and replacing it with the following:

“Certified Mortgage Loan Trust Receipt” shall have the meaning assigned thereto in the Sutton Custodial Agreement and BNY Custodial Agreement.
(g)    Exhibit B of the Repurchase Agreement is hereby amended by deleting clause (q) in its entirety and replacing it with the following:

(q)    Such Mortgage Loan has not been released from the possession of the Custodian under Section 9 of the Sutton Custodial Agreement or BNY Custodial Agreement, as applicable, to Seller or its bailee for a period in excess of fifteen (15) calendar days (or if such fifteenth day is not a Business Day, the next succeeding Business Day), or Section 5 of the DB Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day) or, in each case, such earlier time period as indicated on the related Request for Release of Documents;
SECTION 2.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 3.    Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 4.    Representations. In order to induce Purchasers and Agent to execute and deliver this Amendment, Seller hereby represents to Purchasers and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 5.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 6.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By:    /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Director

SUTTON FUNDING LLC,
Purchaser

By:    /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title:

NATIONSTAR MORTGAGE LLC,
Seller

By:    /s/ Ellen Coleman
Name: Ellen Coleman
Title: EVP, Treasurer